FOR IMMEDIATE RELEASE

FORWARD REPORTS FISCAL 2019 SECOND QUARTER RESULTS
Revenues of $8.2 million and operating loss of $1.1 million for the quarter

West Palm Beach, FL – May 15, 2019 – Forward Industries, Inc. (NASDAQ:FORD), a single source solution provider for the full spectrum of hardware and software product design and engineering services as well as a designer and distributer of carry and protective solutions, today announced financial results for its second fiscal quarter ended March 31, 2019.

Included in the 2019 financial results is a full fiscal quarter of our consolidated entities including Intelligent Product Solutions (IPS), our design and development business, which we acquired on January 18, 2018. The 2018 second quarter results represents a shortened period.

Second Quarter 2019 Financial Highlights

  Revenues were $8.2 million compared to $9 million from the second quarter of 2018. A decrease of 9%.

  Loss from Operations was $1.1 million compared to income of $232 thousand in the second quarter of 2018.

  Gross profit percentage decreased to 16% compared to 20% in the second quarter of 2018.

  Net loss was $1.1 million compared to net income of $948 thousand in the second quarter of 2018 (inclusive of a non-cash tax benefit of $747 thousand).

  Net loss per share was $0.12 compared to Net income per share of $0.10 for the second quarter of 2018.

  Cash and cash equivalents totaled $2.4 million at March 31, 2019.

Terry Wise, Chief Executive Officer of Forward Industries, stated, “This has been a challenging quarter which has been impacted by our continued declining diabetes distribution business and our focus on entering more profitable sectors. During the quarter, we secured an exclusive agreement to distribute leading smart enabled lighting products. Simultaneously I am delighted to report that we have significantly enhanced our senior executive staff with the appointment of Doug Matthews as Senior Vice President /Chief Operating Officer. In light of these developments I remain confident and excited about the future of the company.”

The tables below are derived from the Company’s condensed consolidated financial statements included in its Form 10-Q filed on May 14, 2019 with the Securities and Exchange Commission. Please refer to the Form 10-Q for complete financial statements and further information regarding the Company’s results of operations and financial condition relating to the Year to date and fiscal quarter ended March 31, 2019 and 2018. Please also refer to the Company’s Form 10-K for a discussion of risk factors applicable to the Company and its business.

Note Regarding Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 including statements regarding opportunities from new developments. Forward has tried to identify these forward-looking statements by using words such as “may”, “should,” “expect,” “hope,” “anticipate,” “believe,” “intend,” “plan,” “estimate” and similar expressions. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties and other factors that could cause its actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. These risks include the inability to expand our customer base, pricing pressures, lack of success of our sales people, failure to develop products at a profit, unanticipated issues with Mooni and their relationship with retail outlets in the U.S., failure to commercialize products that we develop and unanticipated issues with our affiliated sourcing agent, failure to take advantage of synergies between IPS and Forward and issues integrating with IPS. No assurance can be given that the actual results will be consistent with the forward-looking statements. Investors should read carefully the factors described in the “Risk Factors” section of the Company’s filings with the SEC, including the Company’s Form 10-K for the year ended September 30, 2018 for information regarding risk factors that could affect the Company’s results. Except as otherwise required by Federal securities laws, Forward undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

About Forward Industries

Forward is a fully integrated design, development and manufacturing solution to top tier medical and technology customers worldwide. Through its acquisition of Intelligent Product Solutions (“IPS”), the Company has expanded its ability to design and develop solutions for our existing multinational client base and expand beyond the diabetic product line in to a variety of industries with a full spectrum of hardware and software product design and engineering services. In addition to our existing designs and distribution of carry and protective solutions, primarily for hand held electronic devices, the company now provides one stop shopping for the design development and manufacturing opportunities from a variety of sources.

Contact:
Forward Industries, Inc.
Michael Matte, CFO
(561) 465-0031

FORWARD INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

Assets	March 31, 2019	September 30, 2018
	(Unaudited)
Current assets:
Cash	$2,386,165	$4,369,866
Accounts receivable, net	7,822,173	9,024,518
Inventories	1,433,169	1,568,914
Prepaid expenses and other current assets	614,469	248,434
Total current assets	12,255,976	15,211,732
Property and equipment, net	307,274	358,975
Intangible assets, net	1,330,393	1,411,182
Goodwill	2,182,427	2,182,427
Other assets	340,068	63,550
Total assets	$16,416,138	$19,227,866
Liabilities and shareholders' equity
Current liabilities:
Line of credit	$1,300,000	$350,000
Accounts payable	286,473	329,967
Due to Forward China	2,180,399	4,197,435
Deferred income	70,921	125,013
Notes payable - short-term portion	1,695,537	1,770,112
Capital leases payable - short-term portion	51,585	56,876
Deferred consideration - short-term portion	221,000	200,000
Accrued expenses and other current liabilities	599,354	594,887
Total current liabilities	6,405,269	7,624,290
Other liabilities:
Notes payable - long-term portion	8,107	54,335
Capital leases payable - long-term portion	43,933	64,041
Deferred rent	55,776	47,605
Deferred consideration - long-term portion	317,000	338,000
Total other liabilities	424,816	503,981
Total liabilities	6,830,085	8,128,271
Commitments and contingencies
Shareholders' equity:
Common stock, par value $0.01 per share; 40,000,000 shares authorized; 9,533,851 and 9,533,851 shares issued and outstanding, respectively	95,338	95,338
Additional paid-in capital	18,868,286	18,720,396
Accumulated deficit	(9,377,571)	(7,716,139)
Total shareholders' equity	9,586,053	11,099,595
Total liabilities and shareholders' equity	$16,416,138	$19,227,866

FORWARD INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)

	For the Three Months Ended March 31,		For the Six Months Ended March 31,
	2019	2018	2019	2018
Net Revenues	$8,172,467	$9,012,427	$18,355,750	$15,348,894
Cost of Sales	6,861,622	7,181,662	15,741,864	12,515,533
Gross Profit	1,310,845	1,830,765	2,613,886	2,833,361

Operating expenses:
Sales and marketing	428,376	519,966	897,975	798,028
General and administrative	1,957,530	1,078,735	3,271,499	1,752,196
Total operating expenses	2,385,906	1,598,701	4,169,474	2,550,224

Income (loss) from operations	(1,075,061)	232,064	(1,555,588)	283,137

Interest expense	(53,051)	(30,907)	(98,088)	(30,907)
Other income (expense)	(2,793)	310	(7,756)	(4,112)
Total Other income (expense)	(55,844)	(30,597)	(105,844)	(35,019)
Income (loss) before income taxes	(1,130,905)	201,467	(1,661,432)	248,118
Benefit from income taxes	-	747,000		747,000
Net Income (loss)	$(1,130,905)	$948,467	$(1,661,432)	$995,118

Net income (loss) per basic common share	$(0.12)	$0.10	$(0.17)	$0.11
Net income (loss) per diluted common share	$(0.12)	$0.10	$(0.17)	$0.11

Weighted average number of common and common equivalent shares outstanding:
Basic	9,532,645	9,291,334	9,530,207	9,023,166
Diluted	9,532,645	9,398,054	9,530,207	9,146,218